ILM II LEASE CORPORATION

                               RECEIVES NOTICE OF

                                 TERMINATION OF

                           FACILITIES LEASE AGREEMENT

FOR IMMEDIATE RELEASE:

     June 14, 2000, Tysons Corner, Virginia: ILM II Lease Corporation announced today that it received a notice from ILM II Holding, Inc. indicating that pursuant to the terms of the existing Facilities Lease Agreement, the agreement would terminate on the date of consummation of the pending merger by and between ILM II Senior Living, Inc., an affiliate of Lease II, Capital Senior Living Corporation (NYSE: CSU) and certain Capital affiliates. Subject to the satisfaction of certain conditions and the receipt of requisite approvals, consummation of the merger is expected to occur on or about July 30, 2000. If the merger is consummated, Lease II's operations would not be expected to continue beyond the termination of the lease agreement. As a result of the lease agreement termination, it is currently expected that Lease II would have nominal value after payment of expenses and other costs, and the Board accordingly would review Lease II's status and continued existence.

     If you have any questions regarding this press release, please call Lease II, toll free at 1-888-257-3550.

                                    * * *

     THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED AND CERTAIN OF WHICH ARE BEYOND OUR CONTROL. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.